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                                                                    EXHIBIT 99.1




RELEASE: IMMEDIATE


                         GETTY PETROLEUM MARKETING INC.
                            RETAINS ING BARINGS, LLC
                        TO REVIEW STRATEGIC ALTERNATIVES


         JERICHO, New York, April 5, 2000 - Getty Petroleum Marketing Inc. (NYSE: GPM) announced that it has retained the investment banking firm ING Barings LLC in connection with a review of strategic alternatives, including the possible sale or merger of the Company or some other form of business transaction.

         "Although we are posting strong operating results, growing our business and have excellent growth prospects, it has not been reflected in our stock price, thereby causing the Company to explore alternatives to enhance shareholder value," said Leo Liebowitz, Chairman and Chief Executive Officer of the Company.

         Getty Petroleum Marketing Inc., one of the nation's largest independent marketers of gasoline and petroleum products, supplies approximately 1,300 branded locations in thirteen Northeastern and Middle-Atlantic states. The Company is also a marketer of heating oil in the New York Mid-Hudson Valley and is a wholesale distributor of a variety of petroleum products through its east coast petroleum storage and distribution network. Most of the Company's locations are leased from Getty Realty Corp., an independent company also listed on the New York Stock Exchange. Getty Realty is a real estate company specializing in service stations, convenience stores and petroleum terminals and owns or leases approximately 1,100 properties in the Eastern United States.

         Certain statements in this news release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "believes", "expects", "plans", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance and achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.


Contact: John J. Fitteron
         (516) 338-6000